Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Independent Bank Group, Inc. of our report dated April 1, 2017 on the consolidated financial statements of Carlile Bancshares, Inc., which is included in the Current Report on Form 8-K/A filed by Independent Bank Group, Inc. on June 6, 2017. We also consent to the reference to us under the heading “Experts” in the proxy statement/prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Dallas, Texas

March 1, 2018